Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc. Debbie Whitmire, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 FTI Consulting, Inc. Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2018 THIRD QUARTER RESULTS

CHATTANOOGA, Tenn., November 7, 2018/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the three and nine months ended September 30, 2018.

For the third quarter of 2018, net sales were $195.7 million, an increase of 27.6%, compared to $153.4 million for the third quarter of 2017. Net income in the third quarter of 2018 was $8.7 million, or $0.76 per diluted share, an increase of 94.7%, compared to net income of $4.5 million, or $0.39 per diluted share, in the prior year period.

Gross profit for the third quarter of 2018 was $21.5 million, or 11.0% of net sales, compared to $15.7 million, or 10.2% of net sales, for the third quarter of 2017. Selling, general and administrative expenses were $9.5 million, or 4.8% of net sales, compared to $8.6 million, or 5.6% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable December 10, 2018 to shareholders of record at the close of business on December 3, 2018.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “Performance in the third quarter continued to be strong, with year-over-year revenue growth of 27.6%, as we continue to realize the benefits of increased production capacity in a strong global demand environment. We continued to achieve significant profitability improvement this quarter due to increased volume and improved workflow, with gross margin expansion of 80 basis points year-over-year to 11.0% and overall year-over-year gross profit and net income growth of 37.2% and 94.7%, respectively. Our selling, general and administrative expenses as a percent of total revenue also contracted 80 basis points year-over-year to 4.8%. Economic conditions in our markets remain robust and we are confident our capacity increases as a result of our capital investments will continue to create sustainable shareholder value.”

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MILLER INDUSTRIES REPORTS 2018 THIRD QUARTER RESULTS	PAGE 2

“Demand for our products remained strong in our domestic and international markets during the third quarter. Our ability to better meet demand due to our recently increased production capacity coupled with efficiency gains from higher volume and improved workflows continues to be encouraging to all of our stakeholders.”

Mr. Badgley concluded, “Our outlook for the remainder of 2018 remains positive, as backlog, economic conditions, and demand remain strong in both domestic and international markets. Further, we should continue to realize incremental benefits from the effects of our increased production levels for the remainder of the year. However, while our top-line growth and profitability have expanded through the third quarter, the effects from steel and aluminum tariffs on raw materials pricing are increasingly noticeable. We’ll continue to communicate with customers and suppliers regularly to monitor the changing industry dynamics and proactively address any impacts on our raw materials costs.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, November 8, 2018, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/28217

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 22, 2018. The replay number is 1-844-512-2921, Passcode 10126100.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2018 THIRD QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
			%			%
	2018	2017	Change	2018	2017	Change
NET SALES	$195,690	$153,363	27.6%	$531,738	$455,385	16.8%

COSTS OF OPERATIONS	174,214	137,713	26.5%	470,556	406,737	15.7%

GROSS PROFIT	21,476	15,650	37.2%	61,182	48,648	25.8%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	9,450	8,580	10.1%	28,717	26,690	7.6%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	525	469	11.9%	1,429	1,162	23.0%
Other (Income) Expense, Net	76	(106)	-171.7%	(212)	(590)	-64.1%

Total Expense, Net	10,051	8,943	12.4%	29,934	27,262	9.8%

INCOME BEFORE INCOME TAXES	11,425	6,707	70.3%	31,248	21,386	46.1%

INCOME TAX PROVISION	2,748	2,251	22.1%	8,301	7,666	8.3%

NET INCOME	$8,677	$4,456	94.7%	$22,947	$13,720	67.3%

BASIC INCOME PER COMMON SHARE	$0.76	$0.39	94.9%	$2.02	$1.21	66.9%

DILUTED INCOME PER COMMON SHARE	$0.76	$0.39	94.9%	$2.01	$1.21	66.1%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%	$0.54	$0.54	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,389	11,364	0.2%	11,386	11,357	0.3%
DILUTED	11,393	11,373	0.2%	11,393	11,376	0.1%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2018	December 31,
	(unaudited)	2017
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$18,665	$21,895
Accounts receivable, net of allowance for doubtful accounts of $1,183 and $1,038 at September 30, 2018 and December 31, 2017, respectively	155,693	132,699
Inventories, net	84,104	68,567
Prepaid expenses	3,610	4,272
Total current assets	262,072	227,433
PROPERTY, PLANT, AND EQUIPMENT, net	84,373	77,628
GOODWILL	11,619	11,619
OTHER ASSETS	583	558
	$358,647	$317,238

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$100,900	$79,304
Accrued liabilities	26,295	22,001
Long-term obligations due within one year	389	394
Total current liabilities	127,584	101,699
LONG-TERM OBLIGATIONS	10,488	10,212
NONCURRENT TAXES PAYABLE	----	1,102
DEFERRED INCOME TAX LIABILITIES	1,248	1,125
	139,320	114,138

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	----	----
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,394,546 and 11,378,482 outstanding at September 30, 2018 and December 31, 2017, respectively	114	114
Additional paid-in capital	150,905	150,699
Accumulated surplus	72,606	55,580
Accumulated other comprehensive loss	(4,298)	(3,293)
Total shareholders' equity	219,327	203,100
	$358,647	$317,238